Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

by and among

B&G FOODS, INC.

and

Certain Subsidiaries of B&G Foods, Inc., as Grantors

in favor of

CREDIT SUISSE AG,
as Collateral Agent

Dated as of June 5, 2014

i

5.8.	Pledged Securities	25
5.9.	Receivables	26
5.10.	Commercial Tort Claims	27
5.11.	Intellectual Property	27
5.12.	Deposit Accounts, Securities Accounts, Etc.	29
SECTION 6.	REMEDIAL PROVISIONS	30

6.1.	Certain Matters Relating to Receivables	30
6.2.	Communications with Obligors; Grantors Remain Liable	31
6.3.	Pledged Stock	31
6.4.	Proceeds to be Turned Over To Collateral Agent	32
6.5.	Application of Proceeds	33
6.6.	Code and Other Remedies	33
6.7.	Registration Rights	35
6.8.	Waiver; Deficiency	36
6.9.	Grant of Intellectual Property License	36
SECTION 7.	THE COLLATERAL AGENT	36

7.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	36
7.2.	Duty of Collateral Agent	38
7.3.	Financing Statements	38
7.4.	Authority of Collateral Agent	38
SECTION 8.	MISCELLANEOUS	39

8.1.	Amendments in Writing	39
8.2.	Notices	39
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	39
8.4.	Enforcement Expenses; Indemnification	39
8.5.	Successors and Assigns	40
8.6.	Set-Off	40
8.7.	Counterparts	41
8.8.	Severability	41
8.9.	Section Headings	41
8.10.	Integration	41
8.11.	GOVERNING LAW	41
8.12.	Submission To Jurisdiction; Waivers	42
8.13.	No Fiduciary Duty	42
8.14.	Additional Grantors	43
8.15.	Releases	43
8.16.	WAIVER OF JURY TRIAL	44

SCHEDULES:

1	Notice Addresses
2	Collateral Identification
3	Filings and Other Actions Required to Perfect Security Interests

ii

4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
5	Locations of Inventory and Equipment
6	Copyrights and Copyright Licenses, Patents and Patent Licenses, Trademarks and Trademark Licenses
7	Existing Prior Liens
8	Commercial Tort Claims
9(a)	Excluded Deposit Accounts
9(b)	Other Excluded Assets

EXHIBITS:

A	Acknowledgment and Consent
B	Assumption Agreement
C	Trademark Security Agreement
D	Patent Security Agreement
E	Copyright Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 5, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among B&G FOODS, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower party hereto from time to time other than a Foreign Subsidiary or Foreign Subsidiary Holding Company, whether as an original signatory hereto or as an Additional Grantor (each such Subsidiary, together with the Borrower, a “Grantor” and collectively, the “Grantors”), and CREDIT SUISSE AG, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), are entering into that certain Credit Agreement, dated as of June 5, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Specified Hedge Agreements with one or more Qualified Counterparties;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit and other accommodations of the Lenders and the Qualified Counterparties under the Credit Agreement and the Specified Hedge Agreements, respectively; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, and to the respective accommodations of the Qualified Counterparties under the Specified Hedge Agreements, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and in consideration of the respective accommodations of the Qualified Counterparties under the Specified Hedge Agreements, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1.                     Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms which are defined in Articles 8 and 9 of the UCC are used herein as so defined:  Accounts, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Entitlement Orders, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Records, Securities Accounts, Securities Intermediary, Supporting Obligations and Uncertificated Securities.

(b)                          The following terms shall have the following meanings:

“Administrative Agent”:  as defined in the recitals hereto.

“Agreement”:  as defined in the preamble hereto.

“Borrower”:  as defined in the preamble hereto.

“Borrower Credit Obligations”:  the collective reference to the unpaid principal of and interest on the Tranche A Term Loans, the Revolving Credit Loans, any other Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Tranche A Term Loans, the Revolving Credit Loans, any other Loans and the Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent, any Arranger, the Issuing Lender, any Lender, any Co-Syndication Agent or the Documentation Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, any Letter of Credit or any other document or instrument made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents, the Arrangers, the Issuing Lender, the Lenders, the Co-Syndication Agents and

the Co-Documentation Agents that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Foreign Letter of Credit Obligations”:  the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the documentation executed in connection with any Permitted Foreign Currency Letter of Credit after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Foreign Currency L/C Issuing Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Permitted Foreign Currency Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”:  the collective reference to all obligations and liabilities of the Borrower (including, without limitation, payments for early termination of Specified Hedge Agreements and interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Obligations”:  the collective reference to (i) the Borrower Credit Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only for so long as, the Borrower Credit Obligations are secured and guaranteed pursuant to this Agreement, (iii) Borrower Foreign Letter of Credit Obligations, but only to the extent that, and only for so long as, the Borrower Credit Obligations are secured and guaranteed pursuant to this Agreement and (iv) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Agents, the Arrangers, the Issuing Lender and the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or the Credit Agreement).

“Capital Markets Indentures”: the Senior Note Indenture and any indenture governing Indebtedness permitted under Section 6.2(f) of the Credit Agreement which refinances the Indebtedness under such indentures.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”:  as defined in the preamble hereto.

“Collateral Records”:  all books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support”:  all personal property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a security interest or Lien in such personal property.

“Commitments”:  the Revolving Credit Commitments.

“Copyright Licenses”:  all written agreements to which a Grantor is a party, in which a grantor grants or receives a license or similar right in, to, or under any Copyright, or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (including, without limitation, those exclusive copyright licenses listed in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time)).

“Copyrights”:  all United States and foreign copyrights, whether registered or unregistered and whether published or unpublished, and (i) all registrations and applications therefor, including those listed in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time)), (ii) all extensions and the right to obtain all renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement”:  as defined in the recitals hereto.

“Excluded Assets”:  the collective reference to (i) any Capital Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company that is directly owned by one or more of the Grantors in excess of 65% of the voting Capital Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable, (ii) any Capital Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company that is not directly owned by any Grantor, (iii) any real property and any interests therein, (iv) any contract, General Intangible, Intellectual Property, Copyright License, Patent License, Trademark License or Trade Secret License (“Intangible Assets”), if and only for so long as the grant of a security interest hereunder (A) is prohibited by any law, rule or regulation applicable to such Grantor, (B) requires a consent from any Governmental Authority that has not been made or obtained or (C) shall constitute or result in a breach, contractual violation, termination or default of any term or provision of any such Intangible Assets (other than to the extent that any such law, rule or regulation, requirement to obtain consent, term or provision, as applicable, would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately (A) at such time as such law, rule, regulation, requirement to obtain consent, term or provision, as applicable, shall no longer be applicable to such Intangible Assets and (B) to the extent severable, any portion of such Intangible Assets that does not result in any of the consequences specified above, (v) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (vi) any personal property now owned or hereafter acquired by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by such Grantor of a Lien thereon or requires the consent of any Person other than the Borrower and its Affiliates, which consent has not been obtained, as a condition to the creation of any other Lien on such property, (vii) any Deposit Account established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees; provided that any such Deposit Account shall be specifically identified in Schedule 9(a) hereto (as the same may be amended or supplemented from time to time with the written consent of the Collateral Agent) and (viii) any asset as to which the Collateral Agent reasonably determines that the costs (time, expense or otherwise) of obtaining a security interest in or Lien upon such assets are excessive in relation to the benefits to the Secured Parties of the security afforded thereby; provided that any such asset described in this clause (viii) shall be specifically described in Schedule 9(b) hereto (as the same may be amended or supplemented from time to time with the written consent of the Collateral Agent, which consent shall be provided upon the Collateral Agent’s reasonable determination so described in this clause (viii)).

“Foreign Currency L/C Issuing Lender”: with respect to any Permitted Foreign Currency Letters of Credit, the issuer thereof that, at the time such Permitted Foreign Currency Letter of Credit was issued, was a Lender or an affiliate of a Lender.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Grantor” and “Grantors”:  each, as defined in the preamble hereto.

“Guarantor Obligations”:  with respect to any Subsidiary Guarantor, all obligations and liabilities of such Subsidiary Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Subsidiary Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents, the Arrangers, the Issuing Lender, the Lenders, the Co-Syndication Agents or the Co-Documentation Agents that are required to be paid by such Subsidiary Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Indemnitee”:  as defined in Section 8.4(c).

“Insurance”:  (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i)  all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of a Pledged Security.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Subsidiary Guarantor, its Guarantor Obligations.

“Patent License”:  all agreements to which a Grantor is a party, in which a Grantor grants or receives a license or similar right in, to, or under any Patent, or otherwise providing for a covenant not to sue for infringement or other violation of any Patent, including, without limitation, any of the foregoing referred to in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time).

“Patents”:  all United States and foreign patents and certificates of invention or similar industrial property rights, and applications for any of the foregoing, including (i) each patent and patent application listed on Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), (ii) all reissues and extensions thereof, (ii) all divisions, continuations and continuations-in-part thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledged Notes”:  all promissory notes listed on Schedule 2 (as such schedule may be amended or supplemented by the Borrower from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  all Capital Stock owned by such Grantor, including, without limitation, the Capital Stock listed on Schedule 2 (as such schedule may be amended or supplemented by the Borrower from time to time), together with any other shares, stock certificates, interests, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that Excluded Assets shall not constitute Pledged Stock.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, including, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor”  means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the

Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or General Intangible, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records”: (i) all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations”:  the collective reference to the Borrower Obligations and the Guarantor Obligations of each Subsidiary Guarantor.

“Secured Parties”:  the collective reference to the Administrative Agent, the Collateral Agent, the Arrangers, the Co-Syndication Agents, the Documentation Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender), any Foreign Currency L/C Issuing Lenders and any Qualified Counterparties.

“Securities Act”:  the Securities Act of 1933, as amended.

“Subsidiary Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Trademark License”:  all agreements to which a Grantor is a party, in which a Grantor grants or receives a license or similar right in, to, or under any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark, including, without limitation, any of the foregoing referred to in Schedules 6 (as such schedule may be amended or supplemented by the Borrower from time to time).

“Trademarks”:  all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, service marks, logos and other source or business identifiers and designs, now existing or hereafter adopted or acquired, whether or not registered, and with respect to any and all of the foregoing: (i) all registration and applications therefore, including those listed on Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses”: all agreements to which a Grantor is a party, in which a Grantor grants or receives a license or similar right in, to, or under any Trade Secret.

“Trade Secrets”: all trade secrets and all other confidential or proprietary information that derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies and for purposes of definitions related to such provisions.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2.         Other Definitional Provisions.

(a)           The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Exhibit and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1.         Guarantee.

(a)           Each of the Subsidiary Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as a surety, to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise), including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), of the Borrower Obligations.

(b)           If and to the extent required in order for the Guarantor Obligations of any Subsidiary Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Subsidiary Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Subsidiary Guarantor under such laws, after giving effect to any rights of contribution arising under Section 2.2.  Each Subsidiary Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Subsidiary Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Subsidiary Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement and (ii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Subsidiary Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Subsidiary Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(c)           Each Subsidiary Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)           The guarantee contained in this Section 2 is a continuing guarantee and shall remain in full force and effect until (subject to reinstatement pursuant to Section 2.6) all the Borrower Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2 with respect to the Borrower Obligations shall have been unconditionally paid in full, in immediately available funds (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written)

and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to limit, modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Borrower Obligations or any payment received or collected from such Subsidiary Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until (subject to reinstatement pursuant to Section 2.6) the Borrower Obligations are unconditionally paid in full, in immediately available funds (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent) and the Commitments are terminated.

2.2.         Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3.         No Subrogation.

(a)           Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Collateral Agent or any Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution (including pursuant to Section 2.2, above), indemnification or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are unconditionally paid in full, in immediately available funds (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent) and the Commitments are terminated.

(b)           If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), such amount shall be held by such Subsidiary Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Collateral Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

(c)           Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Collateral Agent may have against Borrower, to all right, title and interest the Collateral Agent may have in any such collateral or security, and to any right the Collateral Agent may have against such other guarantor.

2.4.         Amendments, etc. with respect to the Borrower Obligations.  Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, (i) any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, (ii) the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, in each case, subject to the applicable requirements of the Credit Agreement and the other Loan Documents, (iii) the Credit

Agreement, the other Loan Documents or any other documents executed and delivered in connection therewith, subject to the applicable requirements of the Credit Agreement and the other Loan Documents, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, or (iv) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or, except as provided in Section 7.2 hereof, any property subject thereto.

2.5.         Guarantee Absolute and Unconditional.

(a)           Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension. modification or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, modified, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.

(b)           Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Borrower Obligations.

(c)           Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not merely of collection) without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any Subsidiary Guarantor or any other Person against the Collateral Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Subsidiary Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.

(d)           When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Subsidiary Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(e)           Each Subsidiary Guarantor waives (i) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Subsidiary Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of any Secured Obligation or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Subsidiary Guarantor from any cause other than payment in full of the Guarantor Obligations (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Guarantor Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), (ii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iii) any defense based upon any errors or omissions by any Agent in the administration of the Secured Obligations, other than any such errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of such Agent, (iv) (A) any rights to set-offs, recoupments and counterclaims and (B) promptness, diligence and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto, other than as required by the Loan Documents.

2.6.         Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7.         Payments.  Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement.

2.8.         Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all Secured Obligations are discharged.  Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.  GRANT OF SECURITY INTEREST

3.1.         Grant of Security.  Each Grantor hereby pledges and collaterally assigns and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor, including, but not limited to, the following, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Collateral Accounts;

(iv)          all Commercial Tort Claims described on Schedule 8 (as such schedule may be amended or supplemented by the Borrower from time to time);

(v)           all Deposit Accounts;

(vi)          all Documents;

(vii)         all Equipment (other than Vehicles);

(viii)        all General Intangibles;

(ix)          all Instruments;

(x)           all Insurance;

(xi)          all Intellectual Property;

(xii)         all Inventory;

(xiii)        all Investment Property, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all Capital Stock or other shares, interests or certificates in respect thereof;

(xiv)        all Letter of Credit Rights;

(xv)         all Money;

(xvi)        all Receivables and Receivables Records;

(xvii)       all Securities Accounts;

(xviii)      all Goods and other personal property not otherwise described above;

(xix)        all books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xx)         to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Collateral Records, Collateral Support and Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;

provided that the Collateral shall not include any Excluded Assets.

3.2.         Security for Obligations.  The Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

3.3.         Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to or shall be a delegation of duties to the Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under and each of the agreements included in the Collateral, including, without limitation, any Receivables and  any agreements relating to the Pledged Stock, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables or the Pledged Stock and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Agents, the Issuing Lender and the Lenders to enter into the Credit Agreement and to induce the Issuing Lender and Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

4.1.                            Representations in Credit Agreement.  In the case of each Subsidiary Guarantor, the representations and warranties set forth in Section 3 of the Credit Agreement as they relate to such Subsidiary Guarantor or to the Loan Documents to which such Subsidiary Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) on and as of such date as if made on and as of such date (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall have been true and correct in all respects) as of such earlier date, and the Collateral Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Subsidiary Guarantor’s knowledge.

4.2.                            Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist or be incurred on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by Section 6.3 of the Credit Agreement.

4.3.                            Perfected First Priority Liens.  The security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and, if applicable, duly executed form), (a) will constitute valid perfected security interests (except Money which is not in the possession of the Collateral Agent or as expressly provided herein) in all of the Collateral subject hereto on the date hereof in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any

Collateral from such Grantor, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for (i) unrecorded Liens permitted by Section 6.3 of the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described in Schedule 7).

4.4.                            Name; Jurisdiction of Organization; Identification Number; Chief Executive Office.  Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of organization) and jurisdiction of organization are specified on Schedule 4 (as such schedule may be amended or supplemented by the Borrower from time to time).  On the date hereof, such Grantor’s identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.  Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  On the date hereof, except as specified on Schedule 4, each Grantor has not changed its name or jurisdiction of organization within the past five years. On the date hereof, except as specified on Schedule 4, each Grantor has not changed its chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated or is in respect of a Lien that is not permitted by Section 6.3 of the Credit Agreement.  Notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any other Loan Document, the failure to amend or supplement Schedule 4 shall not constitute a Default or an Event of Default if the Borrower has delivered corresponding notice as and when required by Section 5.6.

4.5.                            Inventory and Equipment.  On the date hereof, all material Inventory and Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6.                            Farm Products, Etc (a).  None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) As-Extracted Collateral, (c) Manufactured Homes, (d) Health-Care-Insurance Receivables, (e) timber to be cut, or (f) aircraft, aircraft engines, satellites, ships or railroad rolling stock.

4.7.                            Collateral Identification.  On the date hereof, Schedule 2 hereto sets forth (a) under the heading “Pledged Stock”, all of the Pledged Stock owned by any Grantor and (b) under the heading “Pledged Notes”, all of the Pledged Notes owned by any Grantor.  On the date hereof, Schedule 2 sets forth (a) under the headings “Securities Accounts,”  “Commodity Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodity Accounts and Deposit Accounts in which each Grantor has an interest and (b) under the heading “Letter of Credit Rights”, all of the Letter of Credit Rights in which each Grantor has an interest.

4.8.                            Pledged Securities.

(a)                                 The Pledged Stock pledged by such Grantor hereunder constitutes all of the issued and outstanding Capital Stock of each Issuer owned directly by such Grantor (or 65%

of the voting Capital Stock of each Issuer that is a Foreign Subsidiary or a Foreign Subsidiary Holding Company owned directly by such Grantor).

(b)                                 All of the Pledged Stock has been duly and validly issued and, to the extent applicable, is fully paid and nonassessable.

(c)                                  Each of the Intercompany Notes has been duly authorized, authenticated or issued, and delivered and constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, and, to such Grantor’s knowledge, each of the other Pledged Notes has been duly authorized, authenticated or issued, and delivered and constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, in each case, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  No obligor with respect to any Pledged Note has any defense, offset or contribution regarding payment of such Pledged Note.

(d)                                 Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and liens permitted by the Credit Agreement which attach to such Pledged Securities without such Grantor’s consent.

(e)                                  To such Grantor’s knowledge, no consent of any Person including any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection, or priority status described in Section 4.3 of the security interest of the Collateral Agent in any Pledged Securities pledged by it hereunder or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect thereto or the exercise of remedies in respect thereof except such as have been obtained.

(f)                                   Each Issuer that is not a Grantor hereunder has executed and delivered to the Collateral Agent an acknowledgment and consent, substantially in the form of Exhibit A, to the pledge of the Pledged Stock pursuant to this Agreement.

4.9.                            Receivables.

(a)                                 No amount in excess of $1,000,000 individually or $5,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent in accordance with the requirements hereof.

(b)                                 None of the obligors on any Receivables in excess of 5% of the aggregate amount of the then outstanding Receivables (other than Receivables with respect to refunds of Taxes) is a Governmental Authority.

(c)                                  The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be materially accurate.

4.10.                     Commercial Tort Claims.  No Grantor has any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate, except as specifically described on Schedule 8 (as such schedule may be amended or supplemented by the Borrower from time to time).

4.11.                     Intellectual Property.

(a)                                 As of the date of delivery of the most recent Compliance Certificate pursuant to Section 5.2(a)(ii) of the Credit Agreement, Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time) lists, with respect to Intellectual Property owned by such Grantor in its own name all pending or issued Patents, registered Copyrights, registrations and applications included in the Trademarks, registrations for domain names actively used by the Grantors, and all written Copyright Licenses, Trademark Licenses and Patent Licenses that grant exclusive rights to any of the Grantors.  The Collateral Agent acknowledges and agrees that Grantors do not make any representations or warranties relating to Intellectual Property in jurisdictions other than in the United States.

(b)                                 Except as set forth in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), (i) all material Intellectual Property owned by such Grantor in its own name is valid, subsisting, unexpired, has not been abandoned and, to the knowledge of such Grantor, is enforceable and does not infringe, misappropriate, dilute or otherwise violate any intellectual property right of any other Person and (ii) no material written claim has been made that such Intellectual Property owned by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted Intellectual Property rights of any other Person.

(c)                                  Except as set forth in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time) none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)                                 Except as set forth in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), to the knowledge of such Grantor, no final holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity, enforceability or scope of, or such Grantor’s rights in, any material Intellectual Property.

(e)                                  Except as set forth in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), no action or proceeding is pending against such Grantor or, to the knowledge of such Grantor, is threatened against such Grantor, (i) seeking to limit, cancel or question the validity or enforceability of any material Intellectual Property owned by such Grantor, seeking to challenge such Grantor’s ownership interest therein or (ii) which, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any material Intellectual Property owned by such Grantor.

(f)                                   Such Grantor has been using commercially reasonable efforts, consistent with industry standards, to display appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with the publication of any material Copyrights.

(g)                                  Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.

(h)                                 Such Grantor controls the nature and quality in accordance with industry standards of all products sold under or in connection with all Trademarks of such Grantor, in each case consistent with industry standards, and has taken commercially reasonable steps to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality.

(i)                                     Except as set forth in Schedule 6 (as such schedule may be amended or supplemented by the Borrower from time to time), to such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any material Intellectual Property owned, licensed or used by such Grantor.

4.12.                     Vehicles.  On the date hereof, the aggregate book value of all Vehicles owned by all Grantors is less than $2,000,000.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been unconditionally paid in full, in immediately available funds (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent) and the Commitments shall have terminated:

5.1.                            Covenants in the Credit Agreement.  In the case of each Subsidiary Guarantor, such Subsidiary Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Subsidiary Guarantor or any of its Subsidiaries.

5.2.                            Delivery and Control Requirements.

(a)                                 With respect to any Certificated Securities included in the Collateral, each Grantor shall promptly deliver to the Collateral Agent the certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank.

(b)                                 With respect to any Instruments (other than checks, drafts or other Instruments received in the ordinary course of business) or Chattel Paper included in the Collateral, in each case in excess of $1,000,000 individually or $5,000,000 in the aggregate, each Grantor shall promptly deliver to the Collateral Agent all such Instruments or Chattel Paper to the Collateral Agent duly indorsed in blank.

(c)                                  With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall promptly cause the Issuer of such Uncertificated Security to execute an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such issuer agrees, upon an Event of Default which is continuing, to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(d)                                 With respect to any material Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), each Grantor shall use commercially reasonable efforts to ensure that Collateral Agent has control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent with the Collateral Agent agreeing that the proceeds of any drawing under any such letter of credit shall be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(e)                                  With respect any Electronic Chattel Paper or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, in excess of $1,000,000 individually or $5,000,000 in the aggregate, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as applicable, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as applicable, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control.

5.3.                            Maintenance of Insurance.

(a)                                 Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) to the extent reasonably requested by the Collateral Agent, insuring such Grantor against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, and naming the Collateral Agent for the ratable benefit of the Secured Parties, as an additional insured party or loss payee, such policies to be in such form and amounts and having such coverage as are customary in the same general area for companies engaged in the same or a similar business as such Grantor.

(b)                                 Such Subsidiary Guarantor shall not permit any cancellation, material reduction in amount or material change in coverage of any of its insurance policies to be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof. All such insurance shall (i) name the Collateral Agent as an additional insured party or loss payee, (ii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

(c)                                  The Borrower shall deliver to the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Collateral Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

(d)                                 So long as no Event of Default shall have occurred and be continuing, all casualty payments shall be paid to the relevant Grantor.  If an Event of Default has occurred and is continuing, all casualty payments shall be paid to the Collateral Agent for application pursuant to Section 2.7 of the Credit Agreement.

5.4.                            Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein.

5.5.                            Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a valid perfected security interest (except Money which is not in the possession of the Collateral Agent or as expressly provided herein) having at least the priority described in

Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)                                 Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)                                  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements, or amendments thereto, under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property and any other Collateral of the types described in Section 5.2 to the extent required herein, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, and (iii) in the case of Intellectual Property, execute and deliver trademark security agreements, patent security agreements and copyright security agreements substantially in the forms of Exhibits C, D and E, respectively, and take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State or Commonwealth, and the foreign counterparts on any of the foregoing.

5.6.                            Changes in Locations, Name, Jurisdiction of Incorporation, etc.  Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 setting forth any change to its legal name or jurisdiction of organization and/or Schedule 5 showing any additional locations at which a material amount of Inventory or Equipment (other than mobile goods) shall be kept:

(i)                                     permit any material amount of Inventory or Equipment (other than mobile goods) to be kept at a location other than those listed on Schedule 5;

(ii)                                  change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(iii)                               change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7.                            Notices.  Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8.                            Pledged Securities.

(a)                                 If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that in no event shall more than 65% of the voting Capital Stock of any first tier Foreign Subsidiary or Foreign Subsidiary Holding Company be required to be pledged hereunder (it being understood and agreed that 100% of the total non-voting Capital Stock of any such Foreign Subsidiary and Foreign Subsidiary Holding Company shall be required to be pledged).  If an Event of Default has occurred and is continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  Any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations; provided that the Grantors may pay cash dividends as permitted by the Credit Agreement.  Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Collateral Agent or deliver to the Collateral Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i)

such liquidation, dissolution or distribution would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

(b)                                 Without the prior written consent of the Collateral Agent, such Grantor will not, (i) vote to enable, or take any other action to permit, any Issuer of Pledged Stock to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, except to the extent that any such securities so issued are pledged hereunder or pursuant to a transaction not prohibited by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking (other than the Loan Documents and the Capital Markets Indentures) restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof (unless such restriction is permitted by the Credit Agreement).

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default which is continuing and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

(d)                                 Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any Capital Stock issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such Capital Stock to become a Security, (iii) agrees that it will not issue any certificate representing any such Capital Stock and (iv) agrees that if, notwithstanding the foregoing, any such Capital Stock shall be or become a Security, such Issuer will (and the Grantor that holds such Capital Stock hereby instructs such Issuer to), after an Event of Default which is continuing, comply with instructions originated by the Collateral Agent without further consent by such Grantor.

5.9.       Receivables.

(a)         Such Grantor shall keep and maintain at its own cost and expense satisfactory records of the Receivables, including, but not limited to, the originals of documentation with respect to all Receivables and records of payments received and credits granted on the Receivables and merchandise returned.

(b)         Other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any material Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any credit or discount whatsoever on any material Receivable or (v) amend, supplement or modify any material Receivable in any manner that could adversely affect the value thereof.

(c)         Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than the greater of 5% of the aggregate amount of the then outstanding Receivables and $5,000,000.

5.10.     Commercial Tort Claims.  In the event that it hereafter acquires or has any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate, such Grantor shall deliver to the Collateral Agent, a written supplement to Schedule 8 identifying such new Commercial Tort Claims.

5.11.     Intellectual Property.

(a)         Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except in connection with Dispositions permitted pursuant to Section 6.5 of the Credit Agreement or the non-use of a given Trademark for specific goods and services in the ordinary course of business, (ii) maintain as in the past the quality of products offered under such Trademark, and (iii) use commercially reasonable efforts, consistent with industry standards, to display appropriate notice of registration in connection with its use of registered Trademarks, and appropriate trademark notices in connection with its material unregistered Trademarks.

(b)         Such Grantor (either itself or through licensees) will not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act (i) whereby any (A) material Trademark may become invalidated or impaired in any way, (B) material Patent may become forfeited, abandoned or dedicated to the public, or (C) material Copyrights may become invalidated or otherwise impaired or fall into the public domain or (ii) which would adversely affect the validity, grant or enforceability of the security interest granted in material Intellectual Property of such Grantor.

(c)         Such Grantor (either itself or through licensees) will not knowingly do any act that infringes the intellectual property rights of any other Person.

(d)         Such Grantor will notify the Collateral Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property has become, or is reasonably likely to become, forfeited, abandoned or dedicated to the public, placed in the public domain, or such Grantor has been notified that any third party is exercising any reversion or termination rights, or such Grantor knows, or has reason to know, of any material adverse determination or development (including, without limitation, the institution of, or any such material determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity or enforceability of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e)         Such Grantor shall, within 30 Business Days after the last day of the Fiscal Quarter in which the creation or acquisition or exclusive license of any copyrightable work that is material to the business of such Grantor or otherwise of material value occurs, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart.

(f)         Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, as applicable, (ii) otherwise acquire any Intellectual Property that is registered or applied for in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, as applicable, or (iii) file a “Statement of Use” or an “Amendment to Allege Use” with respect to any “intent-to-use” application for registration of a Trademark, such Grantor shall report such filing to the Collateral Agent within 30 Business Days after the last day of the fiscal quarter in which such filing occurs, provided that failure to give notice shall not be deemed an Event of Default if notice is given with reasonable time such that there is no Material Adverse Effect.

(g)         Upon written request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, to the extent such security interest may be perfected by filings with a Governmental Authority in the United States, including any trademark security agreement, patent security agreement or copyright security agreement substantially in the forms of Exhibits C, D and E, respectively.

(h)         Consistent with such Grantor’s reasonable business judgment, such Grantor will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, as applicable, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(i)          In the event that any Grantor becomes aware that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof and take such action against such third party as it reasonably deems appropriate under the circumstances, including, without limitation, suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.

(j)          Such Grantor shall take commercially reasonable steps to protect the secrecy of all material Trade Secrets.

(k)         Such Grantor shall use commercially reasonable efforts, consistent with industry standards, to display proper statutory notice in connection with its use of any of the material Intellectual Property.

(l)          Such Grantor shall collect, at its own expense, all amounts, if any, due or to become due to such Grantor in respect of the material Intellectual Property or any portion thereof; provided, however, that in the ordinary course of business, such Grantor may (i) grant any extension of the time of payment of any such amounts, (ii) compromise or settle any such amounts for less than the full amount due or to become due, (iii) release, wholly or partially, any Person liable for the payment of any such amount, (iv) allow any credit or discount whatsoever on any such amount or (v) amend, supplement or modify any agreement relating to the payment of such amount.  In connection with such collections, such Grantor may take (and, at any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  The Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

(m)       To the extent a breach of Section 5.11 would result in an Event of Default, it shall not be considered an Event of Default if such breach is cured within 30 days after written notice from the Collateral Agent and results in no Material Adverse Affect to the affected Intellectual Property.

5.12.     Deposit Accounts, Securities Accounts, Etc.

(a)         With respect to any Deposit Account that is included in the Collateral, upon the request of the Collateral Agent at any time when an Event of Default shall have occurred and be continuing, each Grantor shall cause the Bank maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor or any other Person.

(b)         With respect to any Securities Accounts or Securities Entitlements, upon the request of the Collateral Agent at any time when an Event of Default shall have occurred and be continuing, each Grantor shall cause the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Securities Intermediary shall agree to comply with the Collateral Agent’s Entitlement Orders without further consent by such Grantor.

(c)         With respect to any Commodity Accounts or Commodity Contracts, upon the request of the Collateral Agent at any time when an Event of Default shall have occurred and be continuing, each Grantor shall cause “control” (within the meaning of Section 9-106 of the UCC) in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.

SECTION 6.  REMEDIAL PROVISIONS

6.1.       Certain Matters Relating to Receivables.

(a)         The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.  At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables, but not more frequently than annually if no Event of Default shall have occurred and be continuing; provided, however, that if no Event of Default shall have occurred and be continuing, the Collateral Agent may not contact any obligor under any Receivable in its own name.

(b)         The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.

(c)         If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(d)         At the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2.       Communications with Obligors; Grantors Remain Liable.

(a)         The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)         Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall (i) notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent and (ii) notify each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent.  In addition, at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to enforce, at the sole cost and expense of the Grantors, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantors might have done.

(c)         Notwithstanding anything herein to the contrary, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or contract included in the Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or contract included in the Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3.       Pledged Stock.

(a)         Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the

Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral in any material respect or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)         If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)         Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4.       Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5.       Application of Proceeds.  All proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is then entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof;

Second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and

Third, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full (other than contingent indemnification obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6.       Code and Other Remedies.  If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or its rights under any other applicable law or in equity.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree; provided that any such sale shall be conducted in a commercially reasonable manner (it being understood and agreed that, the terms of a commercially reasonable sale expressly agreed in this Section 6.6 shall apply to any such sale).  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder, other than any such claims, damages and demands found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party, as applicable.

The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereto with or without judicial process.

6.7.       Registration Rights.

(a)         If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its best efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)         Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)         Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8.       Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.9.       Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 6 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located.

SECTION 7.  THE COLLATERAL AGENT

7.1.       Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)         Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, such appointment being coupled with an interest, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option following notice to such Grantor of such failure, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date that the Collateral Agent demands that Grantor reimburse it for such expenses to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2.                            Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in their possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure is found by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct.

7.3.                            Financing Statements.  Pursuant to the UCC or any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

7.4.                            Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders and the

Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor or other Person (except a Lender) shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Collateral Agent to any Qualified Counterparty or to any Foreign Currency L/C Issuing Lender, in its capacity as such, under this Agreement is the duty to remit to such Qualified Counterparty or such Foreign Currency L/C Issuing Lender any amounts to which it is entitled pursuant to Section 6.5.  In addition, by acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by Sections 9.15(b) and 9.19 of the Credit Agreement with the same force and effect as if originally named therein as a Lender.

SECTION 8.  MISCELLANEOUS

8.1.                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided that the Borrower may amend or supplement the schedules hereto as required or otherwise contemplated herein; provided, further, that Schedules 9(a) and 9(b) may only be amended or supplemented with the written consent of the Collateral Agent as provided herein.

8.2.                            Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at its notice address set forth on Schedule 1.

8.3.                            No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.                            Enforcement Expenses; Indemnification.

(a)                                 Each Subsidiary Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Subsidiary Guarantor under the guarantee contained in Section 2 or otherwise enforcing, protecting, or preserving any rights under this Agreement and the other Loan Documents to which such Subsidiary Guarantor is a party, including, without limitation, the fees, disbursements and other charges of counsel to each Secured Party and of counsel to the Collateral Agent.

(b)                                 Each Subsidiary Guarantor agrees (subject to Section 2.15 of the Credit Agreement) to pay, indemnify and to save the Collateral Agent and the Secured Parties harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with the executing and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement.

(c)                                  Each Subsidiary Guarantor agrees to pay, indemnify and to save the Collateral Agent and the Secured Parties and each Related Party of the foregoing Persons (each, an “Indemnitee”) harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of, in connection with, as a result of or with respect to the execution, delivery, enforcement, performance or administration of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d)                                 The agreements in this Section shall survive repayment in full of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5.                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement (except by operation of law as a result of a merger permitted by the Credit Agreement) without the prior written consent of the Collateral Agent and each Lender and any attempted such assignment, transfer or delegation without such prior written consent shall be null and void.

8.6.                            Set-Off.  Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, under any other Loan Document or otherwise, as the Collateral Agent or such

Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Collateral Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

8.7.                            Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof.

8.8.                            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9.                            Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.                     Integration.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agents, represent the entire agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than the parties hereto and their respective successor and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Agreement

8.11.                     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

8.12.                     Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(i)                                     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)                                  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(iv)                              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)                                 agrees that it shall not assert, and hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

8.13.                     No Fiduciary Duty.  The Collateral Agent and the other Secured Parties and their respective Affiliates (collectively, solely for purposes of this Section 8.13, the “Lender Parties”) may have economic interests that conflict with those of the Grantors, their respective stockholders and/or their respective Affiliates.  Each Grantor agrees that nothing in this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby (or the process leading thereto) will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Grantor, its stockholders or its Affiliates, on the other.  Each Grantor acknowledges and agrees that (a) the transactions contemplated by this Agreement (including, without limitation, the exercise of rights and remedies hereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Grantors, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Grantor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Grantor, its stockholders or its Affiliates on other matters) or any other obligation to any Grantor except the obligations expressly set forth in this Agreement and the other Loan Documents and (ii) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Grantor, its management, stockholders, creditors or any other Person.  Each Grantor acknowledges and agrees that (A) it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the negotiation, execution and delivery of this Agreement, the transactions contemplated by this Agreement and the process leading thereto, and (B) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Collateral Agent and the other Secured Parties or among any Grantor and any of the foregoing.  Each Grantor agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Grantor, in connection with such transaction or the process leading thereto.

8.14.                     Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement (each an “Additional Grantor”) shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Exhibit B.  Upon delivery of any such Assumption Agreement to the Collateral Agent, notice of which is hereby waived by each other Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.15.                     Releases.

(a)                                 At such time as the Borrower Credit Obligations (for the avoidance of doubt, including any obligations owing pursuant to this Agreement) shall have been unconditionally paid in full (other than contingent obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Borrower Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), in immediately available funds, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or backstopped in a manner reasonably acceptable to the relevant Issuing Lender and the Administrative Agent), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such disposition will be applied in accordance therewith.

(c)                                  No consent of any Qualified Counterparty or Foreign Currency L/C Issuing Lender, in its capacity as such, shall be required for any action under this Agreement, the Credit Agreement or the other Loan Documents, other than as explicitly set forth in Section 9.1 of the Credit Agreement.

8.16.                     WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH SECURED PARTY, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER ITO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

B&G FOODS, INC.
B&G FOODS NORTH AMERICA, INC.
B&G FOODS SNACKS, INC.
BCCK HOLDINGS, INC.
BEAR CREEK COUNTY KITCHENS, LLC
PIRATE BRANDS, LLC
RICKLAND ORCHARDS LLC
SPECIALTY BRANDS OF AMERICA, INC.
WILLIAM UNDERWOOD COMPANY

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

[Signature Page – Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Alex Verdone
Name: Alex Verdone
Title: Authorized Signatory

[Signature Page – Guarantee and Collateral Agreement]